UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2026
INNOVAGE HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40159	81-0710819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8950 E. Lowry Boulevard Denver, CO		80230
(Address of principal executive offices)		(Zip Code)
(844) 803-8745
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INNV	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2026, the Board of Directors (the “Board”) of InnovAge Holding Corp. (the “Company”) appointed Pavithra Mahesh and Sean Traynor as members of the Board, effective immediately. Ms. Mahesh and Mr. Traynor will serve as a Class III director and Class I director, respectively, until the Company’s Annual Meeting of Stockholders to be held in calendar year 2026 and 2027, respectively, and until such time as his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Concurrent with their appointments as directors, Ms. Mahesh was appointed as a member of the Quality and Compliance Committee of the Board and Mr. Traynor was appointed as a member of the Compensation, Nominating and Governance Committee of the Board. In connection with the appointment of Ms. Mahesh and Mr. Traynor, the Board increased the size of the Board to eleven directors.

Ms. Mahesh, age 36, currently serves as a Principal on the services team at Apax Partners, a private equity investment firm that she joined in 2018. Prior to joining Apax Partners, Ms. Mahesh was an investment professional at Goldman Sachs, where she focused on buyouts and growth equity investments in healthcare services and information technology. Ms. Mahesh previously served as a director of the Company, initially joining the Board in 2020, prior to the Company’s initial public offering, and continuing in that role through March 2023. Ms. Mahesh earned a Bachelor of Arts in Behavioral Economics from Duke University and a Master of Business Administration from Harvard Business School.

Mr. Traynor, age 56, currently serves as a General Partner in the healthcare group of Welsh, Carson, Anderson & Stowe, a private equity investment firm that he joined in 1999. Currently, Mr. Traynor serves on the board of directors and as a member of the compensation committee of Amerisafe, Inc. (Nasdaq: AMSF), a holding company that markets and underwrites workers’ compensation insurance through its insurance subsidiaries. Mr. Traynor also serves on the board of directors of Constitution Surgery Alliance, Tailorcare, United Musculoskeletal Partners and Valtrius. Mr. Traynor previously served as a director of the Company, initially joining the Board in 2015, prior to the Company’s initial public offering, and continuing in that role through August 2023. Mr. Traynor earned a Bachelor of Science in Accounting at Villanova University and a Master of Business Administration from the Wharton School at University of Pennsylvania.

Pursuant to the Director Nomination Agreement, by and among the Company and certain entities affiliated with Apax Partners and Welsh, Carson, Anderson & Stowe, the Company’s principal shareholders (the “Nomination Agreement”), Ms. Mahesh and Mr. Traynor will not receive compensation for service as directors. Each of Ms. Mahesh and Mr. Traynor will also enter into the Company’s standard indemnification agreement.

Ms. Mahesh and Mr. Traynor were each selected as directors pursuant to the Nomination Agreement. For information with respect to any related party transactions or relationships that would require disclosure under Item 404(a) of Regulation S-K with Apax Partners and Welsh, Carson, Anderson & Stowe, see the section entitled “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on October 23, 2025.

Item 7.01.    Regulation FD Disclosure.

On January 29, 2026, the Company issued a press release announcing the appointments described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

99.1	Press Release of InnovAge Holding Corp., dated January 29, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVAGE HOLDING CORP.

Date: January 29, 2026	By:	/s/ Benjamin C. Adams
	Name:	Benjamin C. Adams
	Title:	Chief Financial Officer